CONTACT:	Bruce Zurlnick Senior Vice President and Chief Financial Officer Finlay Enterprises, Inc. (212) 850-5600	Melissa Myron/Rachel Albert Media Contact: Melissa Merrill Financial Dynamics (212) 808-2800

FOR IMMEDIATE RELEASE

FINLAY ENTERPRISES REPORTS SECOND QUARTER AND FIRST HALF RESULTS

New York, NY, August 17, 2006—Finlay Enterprises, Inc. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States, announced today its financial results for the second quarter and first six months of fiscal 2006.

Second Quarter Results

The following results for the second quarter exclude from continuing operations the results of all doors that closed in the first half of fiscal 2006 as a result of the Federated and May merger, and have been classified as discontinued operations in accordance with generally accepted accounting principles (GAAP).

Sales from continuing operations for the second quarter ended July 29, 2006 increased 8.1% to $162.9 million compared to $150.7 million in the second quarter of 2005. Carlyle, which was acquired on May 14, 2005, contributed sales of $20.0 million in the current quarter versus $13.9 million last year. Comparable department sales (department open for the same months during the comparable period) for the second quarter increased 3.4% in the Company’s go-forward doors.

For the thirteen weeks ended July 29, 2006, the Company reported a loss from continuing operations of $4.6 million, or $0.50 per share, compared to a loss of $77.6 million, or $8.64 per share, in the second quarter of fiscal 2005. The loss from continuing operations for the thirteen weeks ended July 30, 2005 includes a pre-tax charge of $77.3 million, or $8.12 per share, for the impairment of goodwill. Excluding this charge, the loss from continuing operations for the thirteen weeks ended July 30, 2005 was $4.7 million, or $0.52 per share. Income from operations before depreciation and amortization expenses (EBITDA) for the second quarter totaled $2.1 million, compared to $1.0 million in the prior year period, excluding the goodwill charge.

As previously reported, comparable department sales for the second quarter including discontinued stores increased 7.4%. Total sales for the second quarter ended July 29, 2006 decreased 3.4% to $192.9 million compared to $199.7 million in the second quarter of fiscal 2005.

For the thirteen weeks ended July 29, 2006, the Company reported a net loss, on a consolidated basis including discontinued operations, of $4.0 million, or $0.44 per share, compared to a net loss of $74.8 million, or $8.33 per share in the second quarter of fiscal 2005. Excluding the goodwill charge, net loss and net loss per share totaled $1.9 million and $0.21, respectively. Included in discontinued operations for the second quarter of 2006 are pre-tax charges of $2.0 million as a result of the Federated and May merger including $1.3 million associated with severance for field personnel and $0.7 million for accelerated depreciation.

First Half Results

The following results for the first six months of 2006 also exclude from continuing operations the results of all doors that closed as a result of the Federated and May merger, and have been classified as discontinued operations in accordance with GAAP.

Sales from continuing operations for the six months ended July 29, 2006 increased 10.9% to $322.1 million compared to $290.5 million in the same period a year ago. Comparable department sales for the six months ended July 29, 2006 increased 2.3% in the Company’s go-forward doors.

For the twenty-six weeks ended July 29, 2006, the Company reported a loss from continuing operations of $10.2 million, or $1.13 per share, compared to a loss of $82.8 million, or $9.23 per share, for the twenty-six weeks ended July 30, 2005. The loss from continuing operations for the twenty-six weeks ended July 29, 2006 includes pre-tax charges of $1.5 million, or $0.10 per share, associated with central office severance and other closing related costs. The loss from continuing operations for the twenty-six weeks ended July 30, 2005 includes the aforementioned goodwill impairment charge. Excluding these charges, the loss from continuing operations for the twenty-six weeks ended July 29, 2006 was $9.3 million, or $1.03 per share compared to the prior year’s loss from continuing operations of $9.9 million, or $1.11 per share. EBITDA for the six months ended July 29, 2006 totaled $3.4 million, compared to $0.6 million in the prior year period, exclusive of the above charges.

As previously reported, total sales for the twenty-six weeks ended July 29, 2006 increased 11.1% to $428.1 million compared to $385.5 million in the first six months of fiscal 2005. Comparable department sales for the twenty-six weeks ended July 29, 2006 including discontinued stores increased 13.9%.

For the twenty-six weeks ended July 29, 2006, the Company reported a net loss, on a consolidated basis including discontinued operations, of $3.9 million, or $0.43 per share, compared to a net loss of $77.6 million, or $8.64 per share, in the comparable period of fiscal 2005. Excluding the aforementioned goodwill charge, net loss and net loss per share totaled $4.7 million and $0.52, respectively. Included in discontinued operations for the twenty-six weeks ended July 29, 2006 are pre-tax charges of $4.4 million as a result of the Federated and May merger including $2.1 million associated with severance for field personnel and $2.3 million for accelerated depreciation.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc. commented, ‘‘During the first half of the year, our team did an excellent job of managing through a challenging transition period and successfully delivered top and bottom line gains in our results from continuing operations. At the same time, we also reduced our short-term borrowings at quarter end by $38 million, or 43%, from last year and decreased our total inventory levels, including consignment, by approximately $100 million, exclusive of Carlyle.’’

‘‘As we look to the balance of the year, we are intent on continuing to offer our consumers compelling fashion and value as well as superior customer service. At the same time, we are focused on managing our operating expenses and inventory levels, and maintaining a healthy balance sheet. With continued solid execution, we believe we are positioned to grow and enhance our business over the long-term.’’

Company Outlook

The Company anticipates per share loss for the third quarter to be between $0.85 and $0.90 on both a continuing operations and consolidated basis, as substantially all the non-go-forward doors closed in the first half of the year. These estimates are based on comparable store sales in the range of 3.5% to 4.0%.

For fiscal year 2006, the Company now projects EBITDA in the range of $40 to $42 million and earnings per diluted share, on a continuing operations basis, in the range of $0.20 to $0.30, excluding central office severance and other closing related costs. This forecast reflects the shift of Belk’s full year results from continuing to discontinued operations in the fourth quarter, decreasing earnings per diluted share by approximately $0.40. In addition, it includes the impact of charges above the Company’s original projections for LIFO of approximately $900,000 associated with increases in internal price indices, as well as a decrease in planned new door openings in the Fall. Including discontinued operations, the Company now estimates fiscal year 2006 consolidated earnings per diluted share in the range of $1.10 to $1.25, which reflects the positive impact of the second quarter results of discontinued operations offset somewhat by the above items.

As a result of Belk Inc.’s acquisition of Parisian from Saks Incorporated, the Company anticipates Belk will assume responsibility for operating the Parisian departments as of August 1, 2007. The Company expects it will continue to operate the Parisian departments through July 31, 2007. Finlay recorded approximately $20 million of revenue in fiscal 2005 from its 31 Parisian doors. These locations generated approximately $2.5 million of EBITDA and contributed approximately $0.15 per diluted share in fiscal 2005.

The full year’s results of operations for Parisian will remain in continuing operations in Fiscal 2006 and be reclassified out of continuing operations beginning in the second quarter of 2007. Additionally, the Company expects to realize an approximate $8 million positive cash benefit as a result of the liquidation of inventory in fiscal 2007, as well as through the sale of fixed assets to Parisian at the end of its lease. As a result of the eventual loss of business, the Company will evaluate where additional expense savings potentially can be achieved.

The Company’s management will host a conference call to review results and answer questions. The conference call will be held today, August 17, 2006 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company’s website http://www.finlayenterprises.com and will remain available for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of licensed fine jewelry departments in department stores throughout the United States with sales of $990.1 million in fiscal 2005. The number of locations at the end of the second quarter of fiscal 2006 totaled 820, including 32 Carlyle specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

- financial tables follow -

FINLAY ENTERPRISES, INC.
Consolidated Statements of Operations and other information
(in thousands, except share and per share data)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	July 29, 2006		July 30, 2005		July 29, 2006		July 30, 2005
Sales	$162,888	100.0%	$150,736	100.0%	$322,142	100.0%	$290,455	100.0%
Cost of sales	84,853	52.1	76,210	50.6	166,275	51.6	147,057	50.6
Gross margin	78,035	47.9	74,526	49.4	155,867	48.4	143,398	49.4
Selling, general and administrative expenses	75,983	46.6	73,491	48.8	153,974	47.8	142,837	49.2
Depreciation and amortization	3,908	2.4	3,609	2.3	7,777	2.4	7,199	2.5
Impairment of goodwill	—	—	77,288	51.3	—	—	77,288	26.6
Loss from operations	(1,856)	(1.1)	(79,862)	(53.0)	(5,884)	(1.8)	(83,926)	(28.9)
Interest expense, net	5,668	3.5	5,430	3.6	10,948	3.4	10,082	3.5
Loss from continuing operations before income taxes	(7,524)	(4.6)	(85,292)	(56.6)	(16,832)	(5.2)	(94,008)	(32.4)
Benefit for income taxes	(2,972)	(1.8)	(7,728)	(5.1)	(6,649)	(2.0)	(11,171)	(3.9)
Loss from continuing operations	(4,552)	(2.8)	(77,564)	(51.5)	(10,183)	(3.2)	(82,837)	(28.5)
Discontinued operations, net of tax	570	0.4	2,771	1.9	6,320	2.0	5,230	1.8
Net income (loss)	$(3,982)	(2.4%)	$(74,793)	(49.6)%	$(3,863)	(1.2)%	$(77,607)	(26.7)%
Loss from continuing operations per share applicable to common shares:
–Basic net loss per share	$(0.50)		$(8.64)		$(1.13)		$(9.23)
–Diluted net loss per share	$(0.50)		$(8.64)		$(1.13)		$(9.23)
Discontinued operations:
–Basic net income per share	$0.06		$0.31		$0.70		$0.58
–Diluted net income per share	$0.06		$0.31		$0.70		$0.58
Net income (loss) per share applicable to common shares:
–Basic net income (loss) per share	$(0.44)		$(8.33)		$(0.43)		$(8.64)
–Diluted net income (loss) per share	$(0.44)		$(8.33)		$(0.43)		$(8.64)
Weighted average share and share equivalents Outstanding:
–Basic	9,018,029		8,981,710		9,000,531		8,979,532
–Diluted	9,018,029		8,981,710		9,000,531		8,979,532
Other information: EBITDA	$2,052		$(76,253)		$1,893		$(76,727)
EBITDA – Adjusted (3)	$2,052		$1,035		$3,406		$561
Reconciliation of EBITDA:
Loss from operations	$(1,856)		$(79,862)		$(5,884)		$(83,926)
Add: Depreciation and amortization	3,908		3,609		7,777		7,199
EBITDA	$2,052		$(76,253)		$1,893		$(76,727)

(1)	EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay’s operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company’s ability to service and/or incur debt. Finlay’s computation of EBITDA may not be comparable to similar titled measures of other companies.

(2)	Included in continuing operations for the twenty-six weeks ended July 29, 2006 are pre-tax charges totaling $1.5 million or $0.10 per share, associated with central office severance and other closing related costs in conjunction with the Federated store closings. Included in discontinued operations for the thirteen weeks and twenty-six weeks ended July 29, 2006 are pre-tax charges totaling $2.0 million and $4.4 million, respectively, associated with severance for field personnel and accelerated depreciation.

(3)	EBITDA – Adjusted for the twenty-six weeks ended July 29, 2006 excludes pre-tax charges totaling $1.5 million for central office severance and other closing related costs, and for the thirteen weeks and twenty-six weeks ended July 30, 2005 excludes a pre-tax charge of $77.3 million for the impairment of goodwill.

FINLAY ENTERPRISES, INC.
Reconciliation of GAAP & Adjusted loss and loss per share:
(in thousands, except share and per share data)

Continuing:	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
Loss from continuing operations	$(4,552)	$(77,564)	$(10,183)	$(82,837)
Adjustments, net of tax:
Severance and other closing related costs	—	—	925	—
Impairment of Goodwill	—	72,900	—	72,900
Adjusted loss from continuing operations	$(4,552)	$(4,664)	$(9,258)	$(9,937)
Adjusted net loss per share	$(0.50)	$(0.52)	$(1.03)	$(1.11)

Consolidated:	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005
Net loss	$(3,982)	$(74,793)	$(3,863)	$(77,607)
Impairment of goodwill	—	72,900	—	72,900
Adjusted net loss	$(3,982)	$(1,893)	$(3,863)	$(4,707)
Adjusted net loss per share	$(0.44)	$(0.21)	$(0.43)	$(0.52)

FINLAY ENTERPRISES, INC.
Condensed Consolidated Balance Sheets
(in thousands)

	July 29, 2006	July 30, 2005
Assets
Cash	$2,882	$2,517
Accounts receivable	38,190	40,451
Inventory	327,626	354,435
Other current assets	53,981	50,019
Total current assets	422,679	447,422
Fixed assets, net	53,336	60,951
Other assets	12,696	16,318
Total assets	$488,711	$524,691
Liabilities and Stockholders’ Equity
Short-term borrowings	$50,007	$88,428
Accounts payable	47,375	66,979
Other current liabilities	68,085	63,184
Total current liabilities	165,467	218,591
Long-term debt	200,000	200,000
Deferred income taxes and other non-current liabilities	9,801	12,707
Total liabilities	375,268	431,298
Total stockholders’ equity	113,443	93,393
Total liabilities and stockholders’ equity	$488,711	$524,691

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